UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 27, 2011

CINCINNATI BELL INC.
(Exact name of registrant as specified in its charter)

Commission File No. 1-8519

Ohio	31-1056105

(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

221 East Fourth Street, Cincinnati, Ohio	45202

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 397-9900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On January 27, 2011, Cincinnati Bell Inc. (the “Company”) entered into an amendment to the Amended and Restated Employment Agreement between the Company and Gary J. Wojtaszek, the Company’s Chief Financial Officer. The Compensation Committee of the Company’s Board of Directors approved the amendment to reflect Mr. Wojtaszek’s assumption of additional operational responsibilities in connection with the Company’s data center strategy, in addition to his retaining his current role as Chief Financial Officer.
     The amendment increases Mr. Wojtaszek’s base salary and his annual bonus target from $350,000 per year to not less than $550,000 per year, effective immediately. In accordance with the Compensation Committee’s previously adopted policy eliminating excise tax gross-up provisions in new or materially amended employment agreements with named executive officers, the amendment eliminated the provision in Mr. Wojtaszek’s employment agreement providing for an excise tax gross-up for payments contingent upon a change in control.
     A copy of the amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit 10.1	Amendment No.1 to Amended and Restated Employment Agreement of Gary J. Wojtaszek

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.
By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary

Dated: February 2, 2011

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Amendment No. 1 to Amended and Restated Employment Agreement of Gary J. Wojtaszek